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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   January 14, 1999


                         NEXTLINK COMMUNICATIONS, INC.
               (Exact name of registrant as specified in charter)

DELAWARE                           000-22939                     91-1738221
(State or other                 (Commission File               (IRS Employer
jurisdiction of                     Number)                  Identification No.)
incorporation)

500 108TH AVENUE NE, SUITE 2200, BELLEVUE, WASHINGTON               98004
(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code:  425-519-8900


                                NOT APPLICABLE
            (Former name or former address, if changed from last report)


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ITEM 5.  OTHER EVENTS.

        On January 14, 1999, NEXTLINK Communications, Inc. (the "Company") announced two transactions to acquire LMDS licenses granted by the Federal Communications Commission (the "FCC"). The first transaction is the acquisition of WNP Communications, Inc. ("WNP") and the second is an agreement in principle with Nextel Communications, Inc. ("Nextel") to acquire the 50% interest in NEXTBAND, L.L.C. ("NEXTBAND") that the Company does not already own. Upon completion of the WNP merger, the Company will become the largest LMDS spectrum holder. A copy of the press release announcing the agreement to acquire WNP and the agreement in principle with Nextel is attached hereto as Exhibit 99.1 and incorporated by reference herein.

        WNP COMMUNICATIONS, INC. NEXTLINK Communications, Inc. (the "Company") and WNP Communications, Inc. ("WNP") entered into an Agreement and Plan of Merger, dated January 14, 1999 (the "Merger Agreement"). Pursuant to the Merger Agreement, WNP will be merged with and into a wholly-owned subsidiary of the Company (the "Merger").

        The total consideration to be paid by the Company will be $695 million. Of this amount, $152.9 million (representing the amount of the bidding credits claimed and utilized by WNP in the spectrum auction conducted by the FCC (the "LMDS Auction")) plus interest thereon will be paid to the FCC and the remainder will be paid to stockholders of WNP (the "Merger Consideration"). The Merger Consideration will consist of cash and, at the Company's election, shares of its Class A Common Stock ("Common Stock"), provided, however, that at least approximately $187 million of the Merger Consideration will be paid in cash. If shares of Common Stock are issued in the Merger, holders of such shares will be entitled to certain demand and piggy-back registration rights following the Merger.

        Consummation of the Merger is subject to regulatory and other conditions, including without limitation, that (i) any waiting period (and any extension thereof) under the Hart-Scott-Rodino Act applicable to the Merger shall have expired or been terminated, (ii) the FCC shall have granted its consent and approval to the assignment of WNP's LMDS licenses to the Company, and such approval shall be in full force and effect and shall have become final and (iii) the Securities and Exchange Commission shall have declared effective the Company's registration statement registering the shares of Common Stock to be issued as Merger Consideration, if any. Certain conditions to consummation of the Merger may be waived by the Company or WNP.

        The foregoing summary of the Merger and the transactions contemplated in connection therewith does not purport to be complete and is qualified in its entirety by all of the terms and provisions of the Merger Agreement and a Registration Rights Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2 and incorporated by reference herein.

        NEXTEL COMMUNICATIONS, INC. In 1998, the Company and Nextel entered into a joint venture, NEXTBAND, with each of them holding a 50% interest. On January 14, 1999, the Company announced an agreement in principle to acquire Nextel's interest in NEXTBAND. The contemplated acquisition price for Nextel's interest in NEXTBAND will be based on the same


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value per megahertz per thousand POPs as was used to determine the value of the Merger Consideration in the WNP transaction. No written agreements have been entered into between the Company and Nextel with respect to this transaction.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a) - (b)  None.

         (b)  Exhibits.

         10.1 Agreement and Plan of Merger, dated January 14, 1999, by and among WNP Communications, Inc., NEXTLINK Communications, Inc. and PCO Acquisition Corp.

         10.2 Registration Rights Agreement, dated January 14, 1999, between NEXTLINK Communications, Inc. and Thomas H. Jones, as Stockholders' Representative for certain stockholders of WNP Communications, Inc.

         99.1 Press Release of NEXTLINK Communications, Inc. dated January 14, 1999.





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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          NEXTLINK COMMUNICATIONS, INC.


                                          By: /s/ R. Bruce Easter, Jr.
                                             -------------------------------
                                             Name:  R. Bruce Easter, Jr.
                                             Title:  Vice President

January 15, 1999